Form 10-Q                                                Crawford & Company
Quarter Ended March 31, 1996                             Page 15
                                                         Exhibit 10.1


                            CRAWFORD & COMPANY

                     1996 INCENTIVE COMPENSATION PLAN


Crawford & Company hereby establishes the Crawford & Company 1996 Incentive Compensation Plan, effective as of January 1, 1996, to provide to the officers and key employees of Crawford & Company additional cash incentive compensation which is tied to the attainment of targeted increases in adjusted revenues and adjusted pre-tax income of Crawford & Company on a consolidated basis.

I.     Definitions

The capitalized terms used in the Plan shall have the following meanings:

1.1 Actual Earnings shall mean the reported Earnings of the Company for the period with respect to which the Incentive Compensation Pool is determined.

1.2 Actual Earnings Percentage shall mean the percentage computed by multiplying (i) the Target Earnings Percentage by (ii) a fraction (which may not be larger than one) the numerator of which is Covered Earnings and the denominator of which is the difference between (A) the Target Earnings and (B) the Threshold Earnings.

1.3 Actual Revenues shall mean the reported Revenues of the Company for the period with respect to which the Incentive Compensation Pool is determined.

1.4    Chief Executive Officer shall mean the Chief Executive Officer of the
       Company.

1.5 Committee shall mean the Senior Compensation and Stock Option Committee of the Board of Directors of the Company.

1.6    Company shall mean Crawford & Company.

1.7 Covered Earnings shall mean the difference between (i) the Actual Earnings and (ii) the Threshold Earnings (but not less than zero).

1.8    Covered Salaries shall mean the base salaries of the Participants.

1.9 Earnings shall mean the reported pre-tax income of the Company, on a consolidated basis, adjusted to eliminate the effect, if any, of the cumulative effects of changes in accounting principles and any significant gains or losses resulting from the disposition of any major assets of the Company, such as the sale of land, the sale and leaseback of buildings, or the sale or other disposition of a subsidiary or portion



Form 10-Q                                                Crawford & Company
Quarter Ended March 31, 1996                             Page 16


       of the Company's operations.

1.10 Incentive Compensation Pool shall mean the sum of (1) the Incentive Compensation Pool--Sales and Account Management; plus (2) the Incentive Compensation Pool--Other Officers and Key Employees.

1.11 Incentive Compensation Pool--Other Officers and Key Employees shall mean the sum of (1) the amount computed by multiplying the lesser of Actual Earnings or Threshold Earnings by 1.5%; plus (2) the amount computed by multiplying (i) Actual Earnings by (ii) the Actual Earnings Percentage. In no event shall the Incentive Compensation Pool--Other Officers and Key Employees exceed 100% of the Covered Salaries of its Participants.

1.12 Incentive Compensation Pool--Sales and Account Management shall mean the greater of (1) the amount computed by multiplying the lesser of Actual Earnings or Threshold Earnings by .5%; or (2) the amount computed by multiplying the growth in Actual Revenues over Threshold Revenues by 1.5%, reduced by 10% for every 1% decline in the consolidated Pre-Tax Profit Margin of the Company on a pro rata basis. In no event shall the Incentive Compensation Pool--Sales and Account Management exceed 100% of the Covered Salaries of its Participants.

1.13 Participant shall mean any officer (other than the Chief Executive Officer) or home office or regional employee of the Company or its domestic or foreign subsidiaries designated by the Chief Executive Officer to participate in the Incentive Compensation Pool--Sales and Account Management or the Incentive Compensation Pool--Other Officers and Key Employees.

1.14 Pre-Tax Profit Margin shall mean the percentage derived by dividing Earnings by Revenues, both adjusted to eliminate the effect, if any, of significant acquisitions made by the Company in the relevant period.

1.15 Revenues shall mean the reported revenues of the Company, on a consolidated basis, adjusted to eliminate the effect, if any, of significant acquisitions made by the Company in the period with respect to which the Incentive Compensation Pool is determined.

1.16 Target Earnings shall mean the Committee's determination of achievable earnings for the Company for the fiscal year.

1.17   Target Earnings Percentage shall mean 5.22%.

1.18 Threshold Earnings shall mean the Committee's determination of Earnings below which no amount will be added to the Incentive Compensation Pool for earnings growth.



Form 10-Q                                               Crawford & Company
Quarter Ended March 31, 1996                            Page 17


1.19 Threshold Revenues shall mean the Committee's determination of achievable Revenues for the Company in the period with respect to which the Incentive Compensation Pool is determined.

1.20   Plan shall mean this Crawford & Company 1996 Incentive Compensation
       Plan.


II.    Establishment of Threshold Revenues and Earnings

As soon as possible following the availability of audited financial statements of the Company for the immediately preceding fiscal year and the preparation of operational budgets for the current fiscal year, the Committee shall meet to establish the (i) Threshold Revenues, (ii) Threshold Earnings and (iii) Target Earnings for the current fiscal year. Any adjustments to the audited revenues and pre-tax income of the Company in the calculations of Revenues and Earnings shall be approved by the Committee.


III.   Allocation and Payment to Participants

The Chief Executive Officer shall have total authority and discretion with respect to the determination of amounts to be paid to the Participants in each of the Incentive Compensation Pools under the provisions of this Plan. He may delegate that responsibility and allocate amounts available for distribution to the heads of the business units and support divisions of the Company. In the event that an individual is no longer a Participant at the end of any period with respect to which the Incentive Compensation Pool is determined by virtue of his no longer being an employee of the Company or any of its domestic or foreign subsidiaries on that date, such individual shall not be eligible for any payments under this Plan, unless such individual's employment has been terminated by reason of death, disability, or retirement. Nothing herein contained shall be construed to require the Committee or the Chief Executive Officer to authorize the allocation and payment of all or any amounts available for distribution under the terms of this Plan. Amounts not distributed with respect to any year shall not be carried over to subsequent fiscal years. Payment to individual Participants shall be as soon as practical after the close of the fiscal period, the availability of reported Revenues and Earnings for that period, the calculation of the Incentive Compensation Pool for that period by the Chief Financial Officer of the Company, and the approval of that calculation by the Committee.


IV.   No Contract of Employment

The establishment of this Plan shall not grant to any Participant the right to remain an employee for any specific term of employment or in any specific capacity or as a Participant or at any specific rate of compensation.



Form 10-Q                                               Crawford & Company
Quarter Ended March 31, 1996                            Page 18


V.    No Alienation or Assignment

A Participant shall have no right or power to alienate, commute, anticipate or otherwise assign at law or equity all or any portion of amounts which may be payable to him hereunder and the Committee and the Chief Executive Officer shall have the right, in light of any such action, to suspend temporarily or terminate permanently the status of such an individual as a Participant under this Plan.


VI.   Administration, Amendment and Termination

The Committee shall have all powers necessary to administer this Plan in its absolute discretion and its determination shall be binding on the Company and the Participants. The Board of Directors of the Company and the Committee have the right to amend or terminate this Plan at any time.


VII.   Construction

This Plan shall be construed in accordance with the laws of the State of Georgia and the masculine shall include the feminine and the singular the plural, where appropriate.


VII.   Termination of Former Plan

The Annual Incentive Compensation Plan adopted effective January 1, 1993, is hereby terminated.


IN WITNESS WHEREOF, Crawford & Company has caused its duly authorized officer to execute the Plan this 30th day of January, 1996, to evidence the adoption of this Plan.



CRAWFORD & COMPANY

/s/Dennis A. Smith
Dennis A. Smith
Chairman of the Board
and Chief Executive Officer